UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 16, 2018 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

2155 112th Ave NE, Bellevue, WA (Address of principal executive offices)		98004 (Zip Code)
425-295-4564 (Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3  Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

On May 15, 2018, the Company entered into an agreement with Cantena Fund One LP, in which Cantena Fund One will transfer 1,050,000 RHOC cryptocurrency coins in exchange for ten percent (10%) of the fully diluted issued and outstanding common stock of the Company.  After ninety (90) days, if the Company completes certain deliverables, Cantena Fund One will invest an additional 1,050,000 RHOC cryptocurrency coins for an additional ten percent (10%) of the fully diluted issued and outstanding common stock of the Company.

Section 5- Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2018, the resignation of Douglas Rushkoff was accepted by the Board of Directors.  Mr. Rushkoff did not resign due to any disagreements known to an executive officer of the Company on any matter relating to the registrant’s operations, policies or practices.  Mr. Rushkoff has been provided a copy of this Current Report on Form 8-K no later than the day of filing with the Commission and has been provided with the opportunity to provide a letter stating whether he agrees with the statements made herein.  No letter has been received as of the date of filing.  The Company will file with the Commission any such letter within two (2) business days of receipt.  Mr. Rushkoff remains an advisor to the Company.

On May 16, 2018, Lawrence Lerner was appointed to the Board of Directors. Mr. Lerner is the Managing Member of Cantena Fund One LP, which has entered into an agreement for the purchase of common stock, as more fully discussed above.  Except as to the Cantena Fund One transaction, there have been no transactions between Mr. Lerner and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K that have not already been reported on Form 10-K.

There are no family relationships between Mr. Lerner and an officer or director of the Company.

Following is a brief description of Mr. Lerner’s business experience:

Lawrence Lerner

During his career, Mr. Lerner has worked across industries in multiple roles (executive, lead technologist, public board director) to enable digital transformation, scaling up businesses using edge technologies and processes to create new revenue. Mr. Lerner was the re-architect of Dun & Bradstreet’s core product of delivering the next generation of coupons across 31,000 retailers, he assisted in defining Motorola’s smartphone strategy and helped launch a dozen startups.  Lawrence has worked in the cryptocurrency space since the late 1990’s. Today he is the CEO of Pithia, a blockchain corporation with $170M in assets. Pithia’s first two investments are Identity based blockchain companies.

Mr. Lerner is associated with LERNER Consulting & LLBC, LLC (Lawrence Lerner Business Consulting), Ameritas Technologies and Genpact.

Mr. Lerner previously served on the Board of Directors of PNI Digital Media (TSX: PN), which was sold to Staples.

The Company believes that Mr. Lerner’s knowledge and experience in blockchain, cryptocurrency and technology makes him a suitable Director.

SIGNATURES

Dated: May 17, 2018	DIGITALTOWN, INC By: _/s/ Robert W. Monster_______________ Robert W. Monster, CEO